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                                                                 Exhibit (e)(2)

AMERICAN GENERAL
Life Companies
405 King Street, Wilmington, DE 19801

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
                                      EXECUTIVE ADVANTAGE/SM/
PLEASE PRINT ALL ANSWERS    SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
1. Proposed   Last Name    First Name  Middle Initial  2. Date of Birth   3. Social Security Number
   Insured
              ________________________________________  _________________  _________________________
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4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

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
GUARANTEED ACCOUNT                                  ____%

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
Invesco Van Kampen V.I. High Yield Fund             ____%   GOLDMAN SACHS VARIABLE INSURANCE TRUST
Invesco Van Kampen V.I. American Value Fund         ____%   Strategic International Equity Fund              ____%
                                                            Structured U.S. Equity Fund                      ____%
ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND
Growth Portfolio - Class A                          ____%   JPMORGAN INSURANCE TRUST
Growth & Income Portfolio - Class A                 ____%   Small Cap Core Portfolio                         ____%
Large Cap Growth Portfolio - Class A                ____%
Small Cap Growth Portfolio - Class A                ____%   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                                            AMT Large Cap Value Portfolio                    ____%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
VP Income & Growth Fund                             ____%   PIMCO VARIABLE INSURANCE TRUST
VP International Fund                               ____%   High Yield Portfolio - Admin. Class              ____%
                                                            Long-Term U.S. Gov't Portfolio - Admin. Class    ____%
BLACKROCK VARIABLE SERIES FUNDS, INC.                       Real Return Portfolio - Admin. Class             ____%
BlackRock Basic Value V.I. Fund - Class I           ____%   Short-Term Portfolio - Admin. Class              ____%
BlackRock Capital Appreciation V.I. Fund - Class I  ____%   Total Return Portfolio - Admin. Class            ____%
BlackRock U.S. Government Bond V.I. Fund - Class I  ____%
BlackRock Value Opportunities V.I. Fund - Class I   ____%   THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                            Emerging Markets Equity Portfolio - Class I      ____%
FIDELITY VARIABLE INSURANCE PRODUCTS                        Core Plus Fixed Income Portfolio - Class I       ____%
VIP Balanced Portfolio - Initial Class              ____%   Mid Cap Growth Portfolio - Class I               ____%
VIP Contrafund Portfolio - Initial Class            ____%
VIP Index 500 Portfolio - Initial Class             ____%   VALIC COMPANY I
VIP Money Market Portfolio - Initial Class          ____%   International Equities Fund                      ____%
                                                            Mid Cap Index Fund                               ____%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS              Small Cap Index Fund                             ____%
Developing Markets Securities Fund - Class 2        ____%
Foreign Securities Fund - Class 2                   ____%   VANGUARD VARIABLE INSURANCE FUND
Growth Securities Fund - Class 2                    ____%   Total Bond Market Index Portfolio                ____%
                                                            Total Stock Market Index Portfolio               ____%
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NOTE:   THE NET PREMIUM WILL BE ALLOCATED TO THE FIDELITY MONEY MARKET
        PORTFOLIO UNTIL THE END OF THE RIGHT TO EXAMINE THIS CERTIFICATE PERIOD.

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
                                                                                                                       YES NO
5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.
    If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                         [_] [_]

6.  (a)  Did the Owner receive current prospectuses?                                                                   [_] [_]

    (b)  Does the Owner understand that:

            The death benefit may increase or decrease depending on investment performance?                            [_] [_]

            The cash value may increase or decrease depending on investment performance?                               [_] [_]

            The Certificate will lapse if the cash surrender value becomes insufficient to cover the total monthly
            deductions?                                                                                                [_] [_]

    (c)  Does the Owner believe that this Certificate will meet insurance needs and financial objectives?              [_] [_]
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14GVSUP997

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
7. Suitability  What is the Owner's:  Approximate net worth
                                                             -------------------
                                      Income earned
                                                             -------------------
                                      Income unearned
                                                             -------------------
                                      Number of dependents
                                                             -------------------
                                      Marginal tax bracket
                                                             -------------------
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
Investment Objective(s) (check all that apply):   Growth__ Growth and Income__ Income__ Capital Appreciation__ Speculation
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I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

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
Signed on ____________________________________ , 20______
                                                            Signature of Owner
at__________________________ , State of____________________


                                                            --------------------------------------------
---------------------------------------------               Signature of Proposed Insured if not Owner
Signature of Soliciting Agent                               (Parent if Proposed Insured is Age 15 or less)
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14GVSUP997